UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/07/2012

MASIMO CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33642

Delaware	33-0368882
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

40 Parker
Irvine, California
92618
(Address of principal executive offices, including zip code)

949-297-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

Masimo Corporation (the "Company") held its Annual Meeting of Stockholders on June 7, 2012. At the meeting, a total of 54,278,155 shares, or 95.02%, of the Common Stock outstanding as of the record date, were represented in person or by proxy. At the meeting, the Company's stockholders considered three proposals, each of which is described in more detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 27, 2012 (the "Proxy Statement").
.
Set forth below is a brief description of each matter voted upon at the meeting and the voting results with respect to each matter.
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Proposal No. 1: To elect the following nominees as Class II directors to serve until the Company's 2015 annual meeting of stockholders.

Mr. Edward L. Cahill    For: 45,319,592    Against: 2,152,382    Abstentions: 8,373   Broker Non-votes: 6,797,808

Dr. Robert Coleman      For: 33,152,579    Against: 14,321,039   Abstentions: 6,729   Broker Non-votes: 6,797,808
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Proposal No. 2: To ratify the selection by the Audit Committee of the Board of Directors of Grant Thornton LLP as the Company's
independent auditors for the Company's fiscal year ending December 29, 2012.

For: 54,170,079    Against: 28,091    Abstentions: 79,985

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Proposal No. 3: To approve by an advisory (nonbinding) vote the compensation of the Company's named executive officers, as presented in the Proxy Statement.

For: 17,882,167    Against: 29,578,624    Abstentions: 19,556   Broker Non-votes: 6,797,808

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASIMO CORPORATION

Date: June 13, 2012	By:	/s/ Mark P. de Raad
Mark P. de Raad
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)